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                                                                   EXHIBIT 99.10

Burbank April 30, 2001                                    5:00 p.m. Eastern Time

Company Press Release

                            Matthews to Sell Assets

     Matthews Studio Equipment Group (the "Company"), which filed for bankruptcy in April, 2000, announced today that the Company's subsidiary, Four Star Lighting, Inc. ("Four Star"), has signed an Asset Purchase Agreement with Four Star Acquisition Company, LLC to sell Four Star's New York operation for $12.65 million, payable in cash on closing. Four Star rents theatrical and industrial lighting equipment.

     The transaction is subject to customary closing conditions, including various conditions that may be imposed by the bankruptcy court. Closing of the transaction is to occur no later than June 8, 2001.

     This press release includes certain forward-looking statements in reliance on the "safe harbor" provisions of The Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the factors identified above. Actual results may differ materially from those anticipated in any such forward-looking statements.

     Matthews Studio Equipment Group had been in the business of supplying traditional lighting, grip, transportation, generators, camera equipment, professional video and audio equipment, automated lighting and complete theatrical equipment and supplies to entertainment producers through its worldwide distribution network.


Contact:

     Matthews Studio Equipment Group, Burbank
     818/525-5200
     Ellen Gordon